UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Puma Biotechnology, Inc. (the “Company”) approved a form Restricted Stock Unit award agreement (the “RSU Agreement”) under the Company’s 2011 Incentive Award Plan (the “Plan”). The Committee also approved the grant of restricted stock units (“RSUs”) awards to the Company’s named executive officers (“executives”) pursuant to the Plan and the RSU Agreement, as set forth below:

Executive	Number of Restricted Stock Units
Alan H. Auerbach	150,000
Charles R. Eyler	10,500
Richard P. Bryce	31,500
Steven Lo	31,500

Subject to the executive’s continued service, each RSU award will vest in six substantially equal installments on each six-month anniversary of July 19, 2016. Each vested RSU entitles the executive to receive one share of common stock of the Company. Any RSUs that become vested will be paid to the executive in whole shares of Company common stock within 70 days after the applicable vesting date.

The above descriptions of the RSU awards and the RSU Agreement are summaries and are qualified in their entirety by the full text of the RSU Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: October 14, 2016	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement